EXHIBIT 99.1

NEWS RELEASE	NEWS RELEASE	NEWS RELEASE	NEWS RELEASE
Media Contacts:
Amanda Miller, Amanda.C.Miller@aexp.com, +1.408.219.0563
Deniz Yigin, Deniz.Yigin@aexp.com, +1.332.999.0836

Investors/Analysts Contacts:
Kartik Ramachandran, Kartik.Ramachandran@aexp.com, +1.212.640.5574
Amanda Blumstein, Amanda.Blumstein@aexp.com, +1.212.640.5574

AMERICAN EXPRESS DELIVERS STRONG FIRST-QUARTER RESULTS WITH REVENUE OF $17.0 BILLION, UP 7%, OR 8% ON AN FX-ADJUSTED BASIS
EARNINGS PER SHARE OF $3.64 INCREASED 9%
COMPANY MAINTAINS FULL-YEAR REVENUE AND EPS GUIDANCE

(Millions, except per share amounts, and where indicated)

	Quarter Ended March 31,		Percentage Inc/(Dec)
	2025	2024
Billed Business (Billions) FX-adjusted[1]	$387.4	$367.0 $363.9	6% 6%
Total Revenues Net of Interest Expense FX-adjusted[1]	$16,967	$15,801 $15,652	7% 8%
Net Income	$2,584	$2,437	6%
Diluted Earnings Per Common Share (EPS)[2]	$3.64	$3.33	9%
Average Diluted Common Shares Outstanding	702	722	(3)%

New York – April 17, 2025 – American Express Company (NYSE: AXP) today reported first-quarter net income of $2.6 billion, or $3.64 per share, compared with net income of $2.4 billion, or $3.33 per share, a year ago.
“We delivered strong results during the first quarter, reflecting the power of our premium customer base. FX-adjusted revenue increased 8 percent year-over-year, or 9 percent excluding the leap year impact,3 to $17.0 billion. Total Card Member spending continued to grow at a solid pace, up 6 percent, or 7 percent excluding the leap year impact,”3 said Stephen J. Squeri, Chairman and Chief Executive Officer.
“Our performance across key areas, including Card Member spending, customer retention, demand for our premium products, and credit performance, continued to be strong across our customer base, consistent with and in many cases better than what we saw in 2024.

“Based on the steady spend and credit trends we have seen to date and the current economic outlook, we are maintaining our full-year guidance for revenue growth of 8 to 10 percent and EPS of $15.00 to $15.50, in line with the ranges we provided in January, subject to the macroeconomic environment.
“Looking ahead, we will continue to manage the company for the long term, focusing on backing our customers and colleagues, exercising disciplined expense management, and strategically investing in our business.”
First-quarter consolidated total revenues net of interest expense were $17.0 billion, up 7 percent year-over-year, or 8 percent on an FX-adjusted basis. The increase was primarily driven by higher net interest income supported by growth in revolving loan balances, increased Card Member spending, and continued strong card fee growth.
Consolidated provisions for credit losses were $1.2 billion, compared with $1.3 billion a year ago. The decrease reflected a modest net reserve release during the quarter compared to a net reserve build a year ago, partially offset by higher net write-offs driven by growth in Total loans and Card Member receivables. The first-quarter net write-off rate was 2.1 percent, flat year-over-year.4
Consolidated expenses were $12.5 billion, up 10 percent year-over-year. The increase was driven by higher variable customer engagement costs driven by higher Card Member spending, a benefit in the prior year resulting from enhancements to the models for estimating future Membership Rewards redemptions, and higher usage of travel-related benefits. In addition, operating expenses increased, while marketing expenses were roughly flat year-over-year.
The consolidated effective tax rate was 22.4 percent, compared to 22.5 percent a year ago.

# # #
This earnings release should be read in conjunction with the company’s statistical tables for the first quarter 2025, which include information regarding our reportable operating segments, available on the American Express Investor Relations website at http://ir.americanexpress.com and in a Form 8-K furnished today with the Securities and Exchange Commission.
An investor conference call will be held at 8:30 a.m. (ET) today to discuss first-quarter results. Live audio and presentation slides for the investor conference call will be available to the general public on the above-mentioned American Express Investor Relations website. A replay of the conference call will be available later today at the same website address.
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1	As used in this release, FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translations into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for current period apply to the corresponding prior-year period against which such results are being compared). FX-adjusted revenues is a non-GAAP measure. The company believes the presentation of information on an FX-adjusted basis is helpful to investors by making it easier to compare the company’s performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.
2
Diluted earnings per common share (EPS) was reduced by the impact of (i) earnings allocated to participating share awards of $18 million for both the three months ended March 31, 2025 and 2024, and (ii) dividends on preferred shares of $14 million for both the three months ended March 31, 2025 and 2024.

3
Information is adjusted to exclude the impact of the additional day in the first quarter of 2024 caused by leap year. Revenues adjusted to exclude the impact of leap year is a non-GAAP measure. See Appendix I for a reconciliation to revenues on a GAAP basis. The company believes that the presentation of this information is helpful to investors by making it easier to compare the company’s performance between periods.

4
Net write-off rates are based on principal losses only (i.e., excluding interest and/or fees) and represent consumer and small business Card Member loans and receivables (net write-off rates based on principal losses only are unavailable for corporate). We present a net write-off rate based on principal losses only to be consistent with industry convention. Net write-off rates including interest and fees are presented in the Statistical Tables for the first quarter of 2025 available on the above-mentioned American Express Investor Relations website, as our practice is to include uncollectible interest and/or fees as part of our total provision for credit losses.

As used in this release:
•Card Member spending (billed business) represents transaction volumes, including cash advances, on payment products issued by American Express.
•Operating expenses represent salaries and employee benefits, professional services, data processing and equipment, and other, net.
•Reserve releases and reserve builds represent the portion of the provisions for credit losses for the period related to increasing or decreasing reserves for credit losses as a result of, among other things, changes in volumes, macroeconomic outlook, portfolio composition, and credit quality of portfolios. Reserve releases represent the amount by which net write-offs exceed the provisions for credit losses. Reserve builds represent the amount by which the provisions for credit losses exceed net write-offs.
•Variable customer engagement costs represent the aggregate of Card Member rewards, business development, and Card Member services expenses.

ABOUT AMERICAN EXPRESS
American Express (NYSE: AXP) is a global, premium payments and lifestyle brand powered by technology. Our colleagues around the world back our customers with differentiated products, services and experiences that enrich lives and build business success.
Founded in 1850 and headquartered in New York, American Express’ brand is built on trust, security, and service, and a rich history of delivering innovation and Membership value for our customers. With a hundred million merchant locations on our global network in over 200 countries and territories, we seek to provide the world’s best customer experience every day to a broad range of consumers, small and medium-sized businesses, and large corporations.
For more information about American Express, visit americanexpress.com, americanexpress.com/en-us/newsroom/, and ir.americanexpress.com.

Source: American Express Company
Location: Global

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address American Express Company’s current expectations regarding business and financial performance, including management’s outlook for 2025, among other matters, contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “continue” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, those that are set forth under the caption “Cautionary Note Regarding Forward-Looking Statements” in the company’s current report on Form 8-K filed with the Securities and Exchange Commission (SEC) on April 17, 2025 (the Form 8-K Cautionary Note), which are incorporated by reference into this release. Those factors include, but are not limited to, the following:

•the company’s ability to achieve its 2025 earnings per common share (EPS) outlook and grow EPS in the future, which will depend in part on revenue growth, credit performance, credit reserve levels and the effective tax rate remaining consistent with current expectations and the company’s ability to continue investing at high levels in areas that can drive sustainable growth (including its brand, value propositions, coverage, marketing, technology and talent), controlling operating expenses, effectively managing risk and executing its share repurchase program, any of which could be impacted by, among other things, the factors identified in the subsequent paragraph and the Form 8-K Cautionary Note, as well as the following: macroeconomic and geopolitical conditions, including the effects of announced or future tariff increases, global trade relations, changes to consumer and business confidence, international tensions, hostilities and instability, a slowdown in U.S. or global economic growth, higher rates of unemployment, changes in interest rates, inflation, supply chain issues, market volatility, energy costs and fiscal and monetary policies; the impact of any future contingencies, including, but not limited to, legal costs and settlements, the imposition of fines or monetary penalties, increases in Card Member remediation, investment gains or losses, restructurings, impairments and changes in reserves; issues impacting brand perceptions and the company’s reputation; impacts related to acquisitions, cobrand and other partner agreements, portfolio sales and joint ventures; and the impact of regulation and litigation, which may be heightened due to the uncertain political environment and could affect the profitability of the company’s business activities, limit the company’s ability to pursue business opportunities, require changes to business practices or alter the company’s relationships with Card Members, partners and merchants; and

•the company’s ability to achieve its 2025 revenue growth outlook and grow revenues net of interest expense in the future, which could be impacted by, among other things, the factors identified above and in the Form 8-K Cautionary Note, as well as the following: spending volumes and the spending environment not being consistent with expectations, including a decline or slowdown in cross-border and travel & entertainment spending volumes, as well as spending by U.S. consumer and small and mid-sized enterprise Card Members, such as due to uncertain business and economic conditions; an inability to address competitive pressures, attract and retain customers, invest in and enhance the company’s Membership Model of premium products, differentiated services and partnerships, successfully refresh its card products, grow spending and lending with customers across age cohorts, including Millennial and Gen-Z customers, and implement strategies and business initiatives, including within the premium consumer space, commercial payments and the global network; the effects of regulatory initiatives, including pricing and network regulation; merchant coverage growing less than expected or the reduction of merchant acceptance or the perception of coverage; increased surcharging, steering, suppression or other differential acceptance practices with respect to the company’s products; merchant discount rates changing from the company’s expectations; and changes in foreign currency exchange rates.

A further description of these uncertainties and other risks can be found in American Express Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the company’s other reports filed with the SEC, including in the Form 8-K Cautionary Note.

American Express Company
Appendix I
Reconciliation of Total Revenues Net of Interest Expense
(Millions)

	Quarter Ended March 31,

	2025	2024	YoY% Inc/(Dec)
GAAP Revenues Net of Interest Expense	$16,967	$15,801	7%
FX-adjusted Revenues Net of Interest Expense		$15,652	8%
Leap Year Impact		$148
FX-adjusted Revenues Net of Interest Expense Adjusted for Leap Year		$15,504	9%